Exhibit 5.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-10) and related Prospectus of Placer Dome Inc. for the registration of U.S.$230,000,000 2.75% convertible senior debentures due October 15, 2023 and to the incorporation by reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements of Placer Dome Inc. prepared in accordance with Canadian generally accepted accounting principles as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 and our report dated February 26, 2004, with respect to the consolidated financial statements of Placer Dome Inc. prepared in accordance with US generally accepted accounting principles included in its Annual Report (Form 40-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Vancouver, Canada,	/s/ Ernst & Young LLP
March 23, 2004	Chartered Accountants